Exhibit 99.1
PROPOSAL 3 — APPROVAL OF THE PINNACLE WEST CAPITAL CORPORATION 2007 LONG-TERM INCENTIVE PLAN
     General
     As we describe in the CDA beginning on page 16 of this proxy statement, equity-based long-term compensation is an important element of our compensation program. In the past few years, we issued long-term equity incentive awards under the 2002 Plan. In early 2007, the Board of Directors approved the 2007 Long-Term Incentive Plan (the “2007 Plan”), subject to shareholder approval at the 2007 Annual Meeting. If shareholder approval is obtained, the 2007 Plan will become effective on the date approved by shareholders (the “Effective Date”).
     The 2007 Plan provides for the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance share units, performance cash awards, dividend equivalents and stock to eligible individuals. The 2007 Plan also allows for awards that qualify as performance-based pay. Performance-based pay awards are not subject to the $1,000,000 limitation on deductible compensation pursuant to the Internal Revenue Code, as amended (the “Code”).
     The Board believes that the 2007 Plan will promote the success, and enhance the value, of the Company by linking the personal interests of participants to those of Company shareholders. The Board also believes that the 2007 Plan will strengthen the Company’s ability to motivate, attract, and retain employees upon whom the successful operation of the Company is largely dependent.
     A summary of the 2007 Plan’s principal provisions is set forth below. The summary is qualified by reference to the full text of the 2007 Plan, which is attached as Appendix B.
     Administration
     The Committee, consisting of at least two directors each of whom qualifies as a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act, and an “outside director” under Section 162(m) of the Code, has the exclusive authority to administer the Plan. The Committee has the power to determine eligibility to receive an award, the amount and type of award and its terms and conditions.
     Eligibility
     Persons eligible to participate in the 2007 Plan include present and future employees and Board members of, and consultants and advisors to, the Company and its subsidiaries, as determined by the Committee (or in the case of Board members, the Board). Awards made to a prospective member of the Board, employee, officer, consultant or advisor must specifically provide that no portion of the award will vest, become exercisable or be issued prior to the date on which the individual begins providing services to the Company or its subsidiaries.
     Limitation on Awards and Shares Available
     The 2007 Plan authorizes the issuance of up to 8,000,000 shares of the Company’s common stock, plus additional shares that become available for issuance under the Prior Plans as described below. The amount of stock reserved for grant pursuant to the 2007 Plan is subject to adjustment in the event of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of stock, or any similar corporate transaction or event in respect of the stock. Shares of stock issued in connection with awards other than options and stock appreciation rights (“SARs”) will be counted against the shares available for grant under the 2007 Plan as two shares for every one share issued in connection with the award. Shares of stock issued in connection with the exercise of an option or SAR will be counted against the shares of stock available for grant as one share.

     Shares of stock that are potentially deliverable under any award that expires or is cancelled, forfeited, settled in cash or otherwise terminated without a delivery of such shares will not be counted against the limit of shares available for issuance under the 2007 Plan and will again be available for grant under the 2007 Plan. In addition, shares of stock that have been issued in connection with any award (e.g., restricted stock) that is cancelled, forfeited, or settled in cash, such that those shares are returned to the Company, will again be available for grant under the 2007 Plan.
     If the 2007 Plan is approved, we will not issue any additional shares or awards under either the 2002 Plan, discussed under the heading “What are the elements of the Company’s compensation? — Long-Term Incentives” in the CDA on page 20 of this proxy statement, or the Directors Equity Plan, discussed under the heading “Securities Authorized For Issuance Under Equity Compensation Plans — Equity Compensation Plans Not Approved By Security Holders” on page 43 of this proxy statement. In the discussion below, we refer to the 2002 Plan and the Directors Equity Plan as the “Prior Plans.” Under the 2007 Plan, any shares of stock that are potentially deliverable under any award granted under a Prior Plan will be added to the number of shares of stock available for grant under the 2007 Plan if the award expires or is cancelled or terminated without a delivery of such shares to the participant. In addition, any shares of stock that have been issued in connection with any award granted under a Prior Plan (e.g., restricted stock) will be added to the number of shares available for grant under the 2007 Plan if the award is cancelled, forfeited, or terminated such that those shares are returned to the Company.
     The payment of dividend equivalents in conjunction with any outstanding award under the 2007 Plan will not be counted against the shares available for issuance under the 2007 Plan if the dividend equivalents are paid in cash. The exercise of a stock-settled SAR or net-cashless exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance under the 2007 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2007 Plan. The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of stock that are available for awards under the 2007 Plan.
     No more than 500,000 shares of stock may be granted to any one participant during a calendar year. The maximum performance-based award (other than a performance cash award) payable to any one participant during a performance period is 500,000 shares of stock or the cash equivalent. The maximum performance cash award payable to any one participant for any performance period is $5,000,000. As of April 9, 2007, the stock’s closing price on New York Stock Exchange was $49.61 per share.
     Awards
     The following types of incentive awards may be granted under the 2007 Plan: incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance share units, cash, dividend equivalents, and stock.
     Stock options. Incentive stock options and nonqualified stock options may be granted under the 2007 Plan. Incentive stock options will only be granted to participants who are employees. The exercise price of all stock options will be at least 100% of the fair market value of the stock on the date that the option is granted. Stock options may be exercised as determined by the Committee provided that the term of any option granted under the 2007 Plan shall not exceed ten years. The Committee will determine the methods by which the exercise price of an option may be paid and the methods by which shares of stock may be delivered to participants. The Committee may not reprice options previously granted under the 2007 Plan.
     Stock appreciation rights. The Committee may grant SARs under the 2007 Plan. A SAR entitles the participant to receive the appreciation on one share of stock. Appreciation is calculated as the excess of (i) the fair market value on the date of exercise over (ii) the base value of the SAR as determined by the Committee, which shall not be less than the fair market value on the date of grant. The terms and conditions of any SAR will be determined by the Committee at the time of the grant.

     Restricted stock. The Committee may grant restricted stock under the 2007 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of stock at a price determined by the Committee (including zero). Restrictions may limit transferability and subject the stock to substantial risk of forfeiture until specific conditions or goals are met. During the restriction period, participants holding shares of restricted stock may, if permitted by the Committee, have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. As a general rule, if a participant terminates employment when the stock is subject to restrictions, the participant forfeits the unvested restricted stock. The Committee may, in its discretion, waive the restrictions in whole or in part.
     Restricted stock units. The Committee may grant restricted stock units under the 2007 Plan. A restricted stock unit award gives the participant the right to receive stock, or a cash payment equal to the fair market value of the stock, subject to any vesting or other restrictions the Committee deems appropriate. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. As a general rule, if a participant terminates employment when the restricted stock units are subject to restrictions, the participant forfeits the unvested restricted stock units. The Committee may, in its discretion, waive the restrictions in whole or in part.
     Performance share awards. The Committee may grant performance share awards under the 2007 Plan. A performance share award gives the participant the right to receive stock if certain performance criteria or goals are satisfied. Performance may be measured on a specific date or dates or over any period or periods as determined by the Committee.
     Performance share units. The Committee may grant performance share units under the 2007 Plan. A performance share unit award gives the participant the right to receive stock or cash in an amount equal to the fair market value of the stock if certain performance criteria or goals are satisfied. Performance may be measured on a specified date or dates or over any period or periods as determined by the Committee.
     Dividend equivalents. The Committee may grant dividend equivalents under the Plan. A dividend equivalent award gives the participant the right to receive a payment when a dividend is declared on the participant’s stock award. Dividend equivalents are credited on a date that falls between the date the award is granted and the date the award is exercised, vests or expires. The Committee will specify when the dividend equivalents will be converted to cash or stock, the formula for conversion and any restrictions or limitations on the conversion. Dividend equivalents will not be granted with respect to options or SARs.
     Stock grants. The Committee may grant stock awards under the 2007 Plan. A stock grant award gives the participant the right to receive, or the right to purchase at a predetermined price, shares of stock free from vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.
     Performance cash. The Committee may grant performance cash awards under the 2007 Plan. A performance cash award gives the participant the right to receive a cash payment if certain performance criteria or goals are satisfied. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.
     Performance-based awards. Under the 2007 Plan, restricted stock, restricted stock units, performance shares, performance share units, dividend equivalents, stock grants and performance cash awards may be designated as performance-based awards. Performance-based awards are subject to additional requirements, some of which are described below, which are required in order to be treated as “performance-based compensation” under Section 162(m) of the Code. The deductibility of these awards is preserved for federal income tax purposes. Because Section 162(m) of the Code only applies to “covered employees,” as defined in Section 162(m), only covered employees will receive awards that will be classified as performance-based awards.
     Pre-established performance criteria must be met before a participant is eligible to receive payment for a performance-based award. Pre-established performance criteria must be based on one or more of the following: EBITDA; EBIT; costs; operating income; net income; cash flow; operating cash flow; net cash flow; fuel cost per million BTU; costs per kilowatt hour; retained earnings; budget achievement; return on equity; return on assets; return on capital employed; return on invested capital; cash available to Company from a subsidiary or subsidiaries;

expense spending; O&M expense; O&M or capital per kilowatt hour; gross margin; net margin; market capitalization; customer satisfaction; revenues; financial return ratios; market share; shareholder return and/or value (including but not limited to total shareholder return); operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; capacity utilization; quality; economic value added; plant and equipment performance; operating efficiency; diversity; debt; dividends; bond ratings; corporate governance; and health and safety (including environmental health and safety). Performance goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant or an individual. The Committee has discretion to select the length of the performance period, the type of performance-based awards and the criteria or goals used to measure the performance.
     The performance criteria and other related aspects of the 2007 Plan will be subject to shareholder approval again in 2012 if (as is currently the case) shareholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the 2007 Plan.
     Amendment and Termination
     The Committee, with the Board’s approval, may terminate, amend, or modify the 2007 Plan at any time, except where shareholder approval for an amendment is required by applicable law, regulation or stock exchange rule. As a general rule, the Committee cannot terminate, amend or modify the 2007 Plan in a way that has a material adverse effect on any participant’s outstanding award without the participant’s consent.
     The 2007 Plan will terminate on the tenth anniversary of the Effective Date. In no event may an award be granted under the 2007 Plan on or after the tenth anniversary of the Effective Date. Awards outstanding on the termination date will not be affected by the termination.
     Federal Income Tax Consequences
     This is a summary of the principal federal income tax consequences of the 2007 Plan. State, local and foreign income taxes may also be applicable.
     With the exception of a stock grant, a participant will not recognize taxable income at the time of grant.
     Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, stock grants, performance shares, performance share units, performance cash, or dividend equivalents, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.
     A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax (assuming the stock received is not subject to a risk of forfeiture and is not transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Code and the tax consequences described for nonqualified stock options will apply.
     Congress recently enacted Section 409A of the Code, which dramatically changes the tax rules for deferred compensation arrangements. Among other things, Section 409A expands the definition of deferred compensation arrangements to include, for example, below market option grants, certain SARs, restricted stock units, performance shares, performance share units, performance cash and dividend equivalents (in some circumstances). Upon a violation of Section 409A, a participant must include in ordinary income all deferred compensation, pay interest from the date of the deferral and pay an additional 20% tax. The 2007 Plan prohibits the Committee from taking any action with respect to the operation of the 2007 Plan that would violate Section 409A. Any award agreement subject to Section 409A will include provisions necessary for compliance as determined by the Committee. The Company intends that awards granted under the 2007 Plan will comply with the requirements of Section 409A and intends to administer and interpret the 2007 Plan in such a manner.
     Change-in-Control
     If a change-in-control occurs and awards are converted, assumed, or replaced by a successor, the Committee may allow all outstanding awards to become fully exercisable and all restrictions on outstanding awards to lapse prior to the change-in-control. If a change-in-control occurs and awards are not converted, assumed, or replaced by a successor, all outstanding awards will automatically become fully exercisable and all restrictions on outstanding awards will lapse.
     New Plan Benefits
     Benefits under the 2007 Plan will depend on the Committee’s actions and the fair market value of common stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by 2007 Plan participants. On February 20, 2007, the Committee made certain grants of RSUs under the 2007 Plan conditional on approval of the 2007 Plan at the 2007 Annual Meeting. We describe the RSUs that were conditionally granted in the CDA under the heading “What are the elements of the Company’s compensation program? — Long-Term Incentives — Retention Units and RSUs” on page 21 of this proxy statement. We made a total of 134,917 conditional grants of RSUs and of those grants, the following grants were made to the Named Executive Officers: Mr. Post — 22,500; Mr. Davis — 10,000; Mr. Brandt — 10,000; and Mr. Flores — 3,543.